UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

BIODEL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33451	90-0136863
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 796-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2012, Biodel Inc. (the “Company”) amended its certificate of incorporation in order to effect a previously announced one-for-four reverse split of its outstanding common stock and to fix on a post-split basis the number of authorized shares of its common stock at 25,000,000. This amendment, which was effective as of 5:00 p.m. eastern time on June 11, 2012 (the “Effective Time”), was approved by the Company’s stockholders at its annual meeting of stockholders held on March 8, 2012. As a result of the reverse stock split, each share of Company common stock outstanding at the Effective Time was automatically changed into one-quarter of a share of common stock. No fractional shares were issued in connection with the reverse stock split, and cash will be paid in lieu of fractional shares.

      The reverse stock split reduced the number of outstanding shares of the Company’s common stock from approximately 38.9 million shares to approximately 9.7 million shares, subject to reduction for fractional shares. Also as a result of the reverse stock split, the number of shares of common stock subject to outstanding options, restricted stock units and warrants issued by the Company and the number of shares reserved for future issuance under the Company’s stock plans have been reduced by a factor of four.

The Company expects the reverse stock split to become effective for trading purposes at the opening of the market on June 12, 2012. Due to the reverse split, the Company’s common stock will now trade under a new CUSIP number, 09064M 204.

Continental Stock Transfer & Trust Company is the exchange agent for the reverse split and will distribute a letter of transmittal to record holders with instructions for the surrender and exchange of old stock certificates and for receiving cash in lieu of fractional shares, if applicable. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions.

The amendment to the Company’s certificate of incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  A copy of the press release announcing the effectiveness of the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012	BIODEL INC. By: /s/ Paul S. Bavier Paul S. Bavier General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as Amended, dated June 11, 2012

99.1	Press Release entitled “Biodel Announces Effectiveness of Reverse Split ” issued by the Company on June 11, 2012